Exhibit 99.B(d)(57)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Los Angeles Capital Management and Equity Research, Inc.

Dated December 18, 2006, as amended September 18, 2008 and June 30, 2009

SEI Institutional Managed Trust

Small Cap Fund

Tax-Managed Small Cap Fund

Small/Mid Cap Diversified Alpha Fund

Small Cap Growth Fund

Agreed and Accepted:

SEI Investments Management Corporation	Los Angeles Capital Management and Equity Research, Inc.

By:	By:

/s/ Aaron C. Buser	/s/ Thomas D. Stevens

Name:	Name:

Aaron C. Buser	Thomas D. Stevens

Title:	Title:

Vice President	President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Los Angeles Capital Management and Equity Research, Inc.

Dated December 18, 2006, as amended September 18, 2008, March 27, 2009 and
June 30, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

Tax-Managed Small Cap Fund	X.XX	%
Small/Mid Cap Diversified Alpha Fund	X.XX	%
Small Cap Fund	X.XX	%
Small Cap Growth Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Los Angeles Capital Management and Equity Research, Inc.

By:	By:

/s/ Aaron C. Buser	/s/ Thomas D. Stevens

Name:	Name:

Aaron C. Buser	Thomas D. Stevens

Title:	Title:

Vice President	President